Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aris Water Solutions, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-268310) and Form S-8 (No. 333-260499) of Aris Water Solutions, Inc. of our report dated March 9, 2023, relating to the consolidated financial statements, which appears in this Form 10-K.

[7]
/s/ BDO USA, LLP

Houston, Texas
March 9, 2023